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                                 AS FILED WITH
                     THE SECURITIES AND EXCHANGE COMMISSION
                                On July 25, 2003
                          Registration No.  333-104738


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                Amendment No. 3
                                       to
                                   FORM SB-2

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                                HUMAN BIOSYSTEMS
                 (Name of Small Business Issuer in Its Charter)

                  CALIFORNIA                           8731
            (State or Jurisdiction of      (Primary Standard Industrial
          Incorporation or Organization)    Classification Code Number)

                                   77-0481056
                      (I.R.S. Employer Identification No.)


                               1127 Harker Avenue
                          Palo Alto, California 94301
                                  650-323-0943
         (Address and Telephone Number of Principal Executive Offices)

                               1127 Harker Avenue
                          Palo Alto, California 94301
                   (Address of Principal Place of Business or
                     Intended Principal Place of Business)

                                Mr. Harry Masuda
                                   President
                                Human BioSystems

                               1127 Harker Avenue
                   Palo Alto, California 94301       650-323-0943
              (Name, Address and Telephone Number of Agent for Service)

                              Copy to:

                             Cathryn S. Gawne, Esq.
                             Ronald C. Austin, Esq.
                             Silicon Valley Law Group
                             152 N. Third Street, Suite 900
                             San Jose, California  95112
                             (408) 286-6100
                             (408) 286-1400 (telecopier)


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This Amendment No. 3 to SB-2 is being filed solely for the purpose of amending
Exhibit 4.6 hereto, which was previously filed as Exhibit 4.6 to Amendment No. 2 to SB-2 on July 15, 2003.


EXHIBITS

(a) (1)  Our audited financial statements are included in this Prospectus.

(a) (2)  The following exhibits are being filed herewith.



EXHIBIT
NUMBER             DESCRIPTION                                    LOCATION
- ------------------------------------------------------------------------------


4.6                Subscription Agreement                         Filed herewith





SIGNATURES

       In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2/A and authorizes this Amendment No. 3 to Registration Statement to be signed on its behalf by the undersigned, in the City of Palo Alto, State of California, on July 25, 2003.

HUMAN BIOSYSTEMS


By: /s/ Harry Masuda
- ------------------------------------
        Harry Masuda
        Chief Executive Officer


       In accordance with the requirements of the Securities Act of 1933, this Amendment No. 3 to registration statement was signed by the following persons in the capacities and on the dates indicated.


Signature                           Title                          Date
- ------------------         -----------------------           --------------

/s/ Harry Masuda
    ------------
    Harry Masuda             Chief Executive Officer           July 25, 2003


/s/ Paul Okimoto
    ------------
    Paul Okimoto             Chairman and Executive            July 25, 2003
                             Vice President


/s/ George Tsukuda
    --------------
    George Tsukuda           Director                          July 25, 2003


/s/ Harry Masuda
    ------------
    Harry Masuda             Attorney-in-Fact                  July 25, 2003

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Exhibit 4.6

                         FORM OF SUBSCRIPTION AGREEMENT


                                HUMAN BIOSYSTEMS
                            A California corporation

        This Subscription Agreement is made by and between Human BioSystems, a California corporation (the "Company") and ______________________, the undersigned prospective purchaser who is subscribing hereby for the Securities. In consideration of the Company's agreement to accept the undersigned as a holder of Stock upon the terms and conditions set forth herein, the undersigned agrees and represents as follows:

A.   SUBSCRIPTION

        1. By executing this Subscription Agreement ("Agreement"), the undersigned agrees to purchase an aggregate of ____________ shares of Common Stock for an aggregate purchase price of $_____________, or $___________ per share, upon acceptance of this offer by the Company, and tenders payment in full herewith for such Securities (the "Payment").

        2. The Payment will be returned promptly, without interest, in the event that for any reason the purchase and sale of the Securities subscribed for hereby is not consummated within 30 days following the date this Subscription Agreement is duly executed and delivered by the undersigned (such date is hereinafter referred to as the Closing Date) or in the event that the undersigned's subscription is rejected.

B.  GENERAL REPRESENTATIONS AND WARRANTIES

        1. The undersigned hereby represents and warrants to, and agrees with the Company, as follows:

       (a) The Securities are being purchased for his own account and not for the account of any other person.

       (b) The undersigned has carefully considered and has, to the extent he or she believes such discussion necessary, discussed with his or her professional legal, tax and financial advisers the suitability of an investment in the Company for his or her particular tax and financial situation and the undersigned has determined that the Securities are a suitable investment.

       (c) The undersigned, or if the undersigned is an entity, the person making the investment decision on behalf of the entity, has the capacity, by reason of the undersigned's or such person's business or financial experience (or that of the undersigned's purchaser representative) to evaluate the merits and risks of an investment in the Securities and to protect the undersigned's own interests in connection with such investment and the undersigned is able to bear the economic risk of such investment.

2. The foregoing representations and warranties are true and accurate as of the date hereof, shall be true and accurate as of the date of the acceptance hereof by the Company and shall survive thereafter. If such representations and warranties shall not be true and accurate in any respect, the undersigned will, prior to such acceptance, give written notice of such fact to the Company specifying which representations and warranties are not true and accurate and the reasons therefor.

C.   UNDERSTANDINGS

      1. The undersigned understands, acknowledges and agrees with the Company as follows:

       (a) This Subscription may be rejected, in whole or in part, by the Company in its sole discretion, at any time prior to the execution and delivery hereof by the Company, notwithstanding prior receipt by the undersigned of notice of acceptance of the undersigned's subscription.

       (b) This Subscription is and shall be irrevocable, except that the undersigned shall have no obligations hereunder in the event that: (i) this subscription is rejected for any reason or (ii) the purchase and sale of the Securities subscribed for hereby are not consummated.

       (c) No federal or state agency has made any finding or determination as to the fairness of this offering for investment, nor any recommendation or endorsement of the Securities.

      2. The representations, warranties, understandings, acknowledgments and agreements in this Agreement are true and accurate as of the date hereof, shall be true and accurate as of the date of the acceptance hereof by the Company and shall survive thereafter.

E.   MISCELLANEOUS

     1. All pronouns and any variations thereof used herein shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the person or persons may require.

     2. Neither this Subscription Agreement nor any provisions hereof shall be waived, modified, changed, discharged, terminated, revoked or canceled except by an instrument in writing signed by the party against whom any such waiver, modification, change, discharge, termination, revocation or cancellation is sought.

    3. Notices required or permitted to be given hereunder shall be in writing and shall be deemed to be sufficiently given when personally delivered or sent by registered mail, return receipt requested, addressed to the other party at the address of such party set forth herein, or to such other address furnished by notice given in accordance with this Article E.

    4. Failure of the Company to exercise any right or remedy under this Subscription Agreement or any other agreement between the Company and the undersigned, or otherwise, or delay by the Company in exercising such right or remedy, shall not operate as a waiver thereof. No waiver by the Company shall be effective unless and until it is in writing and signed by the Company.

    5. This Subscription Agreement shall be enforced, governed and construed in all respects in accordance with the laws of the State of California, as such laws are applied by California courts to agreements entered into and to be performed in California by and between residents of California, and shall be binding upon the undersigned, his heirs, estate, legal representatives, successors and assigns and shall inure to the benefit of the Company and its successors and assigns.

   6. In the event that any provision of this Subscription Agreement is declared invalid or unenforceable by a court of competent jurisdiction under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any provision hereof which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision hereof.

   7. This Subscription Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes any and all prior or contemporaneous representations, warranties, agreements and understandings in connection therewith. This Subscription Agreement may be amended only by a writing executed by all parties hereto.

  8.  Title to the Securities shall be taken as follows: (check one):

      (  ) Husband and wife, as community property;
      (  ) Joint Tenants;
      (  ) Tenants in common;
      (  ) Separate property;
      (  ) Living Trust;
      ( ) Corporation (Attach copy of resolution authorizing this investment); ( ) Partnership (Attach copy of partnership agreement);
      (  ) Custodian, Trustee (Attach copy of agreement);
      (  ) Other:

                                HUMAN BIOSYSTEMS
                             SUBSCRIPTION AGREEMENT
                                 SIGNATURE PAGE


        This page constitutes the signature Page for the Subscription Agreement. The undersigned represents to you that (a) the information contained herein is complete and accurate on the date hereof and may be relied upon by you and (b) the undersigned will notify you immediately of any change in any of such information occurring prior to the acceptance of the subscription and will promptly send you written confirmation of such change. The undersigned hereby certifies that he has read and understands this Subscription Agreement.

        IN WITNESS WHEREOF, the undersigned has executed this Subscription Agreement this ___ day of ____________, 200__.


_____________________                   $ _____________________
Number of Shares of                       Total Purchase Price
Common Stock

                                   _______________________________
                                   NAME OF PURCHASER, Print or Type
                                  (as it is to appear on the stock certificate)

                                  _______________________________
                                  Signature


                                  _______________________________


                                  _______________________________
                                  Address

                                  ______________  __________________
                                  Phone Number    Social Security # or
                                                  Federal ID #

                                  ______________  __________________
                                  Fax Number      Email Address

                                  _________________________________
                                  Title of Authorized Signature if Purchaser is a corporation, partnership or other entity

                                  _________________________________
                                  Signature of Spouse or Co-Owner

                                  __________________________________
                                  Social Security # of Spouse or Co-Owner


Accepted on __________, 200__
For Human BioSystems:

_______________________________
Harry Masuda, President and
Chief Executive Officer


IF PURCHASER IS A CORPORATION, PARTNERSHIP OR OTHER ENTITY; A COPY OF THE BOARD OF DIRECTOR'S RESOLUTION AUTHORIZING THIS INVESTMENT; A COPY OF THE PARTNERSHIP AGREEMENT; OR IN THE CASE OF ANY OTHER ENTITY A COPY OF SUCH AGREEMENT AUTHORING THIS INVESTMENT MUST BE ATTACHED.